Exhibit 99.2

Health In Tech Announces Closing of Initial Public Offering

Stuart, FL – December 24, 2024 – Health In Tech, an Insurtech platform company backed by third-party AI technology, today announced the closing of its initial public offering of 2,300,000 shares of its Class A common stock at a public offering price of $4.00 per share, for gross proceeds of $9,200,000, before deducting underwriting discounts, commissions, and estimated offering expenses.

The Company has granted the underwriter an option, exercisable within 30 days from the date of the final prospectus, to purchase an additional 345,000 shares of Class A common stock from Health In Tech at the initial public offering price, less underwriting discounts and commissions. Assuming such option is fully exercised, the Company may raise a total of approximately US$10,580,000 in gross proceeds from the Offering

Health In Tech intends to use the net proceeds from the offering for system enhancements, expansion of service offerings, sales and distribution channels, talent development and retention, working capital, and other general corporate purposes.

American Trust Investment Services, Inc. acted as the sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-281853) relating to the shares was filed with the Securities and Exchange Commission and became effective on December 19, 2024. This offering was made only by means of a prospectus, forming part of the effective registration statement. A copy of the prospectus relating to the offering can be obtained when available, by contacting American Trust Investment Services, Inc., 230 W. Monroe Street, Suite 300, Chicago, IL 60606, or via E-Mail at ECM@amtruinvest.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Health In Tech

Health in Tech (“HIT”) is an Insurtech platform company backed by third-party AI technology. We offer a dynamic marketplace designed to create customized healthcare plan solutions while streamlining processes through vertical integration, process simplification, and automation. By eliminating friction and complexities, HIT enhances value propositions for employers and optimizes underwriting, sales, and service workflows for Managing General Underwriters (MGUs), insurance carriers, licensed brokers, and Third-Party Administrators (TPAs). Learn more at healthintech.com.

Forward-Looking Statements Regarding Health In Tech

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

Investor Contact

Investor Relations:

ir@healthintech.com